AGREEMENT FOR THE PURCHASE
                               AND SALE OF ASSETS

     This Agreement is made this December 18, 2000, by and among:

(1) AREMISSOFT CORPORATION ("Aremis"), a corporation duly organised and existing under the laws of the State of Delaware, the United States of America, with its principal place of business at 216 Haddon Street Suite 607 Westmont NJ 08108, the United States of America;

(2) Latin America One Pte Ltd (the "Purchaser"), a company incorporated in Singapore with its registered office at 64 Tras Street Sulcus House, Singapore 079003;

(3) VERSO TECHNOLOGIES, Inc. (formerly known as Eltrax Systems, Inc.) ("VTI"), a corporation duly organised and validly existing under the laws of the State of Minnesota, the United States of America, with its principal place of business at 400 Galleria Suite 300 Atlanta GA 30339, the United States of America; and

(4) Eltrax Systems Pte Ltd ("ESPL"), a company incorporated in Singapore with its registered office at 64 Tras Street Sulcus House, Singapore 079003.

     WHEREAS, Aremis and the Purchaser desire that the Purchaser acquires, on the terms and subject to the conditions reflected below, the Acquired Assets (as defined below) and the Acquired Business (as defined below), as a going concern with effect from the Completion Date; and

     WHEREAS, VTI and ESPL believe that it is desirable and in their best interests for ESPL to sell the Acquired Assets and the Acquired Business to the Purchaser;

     NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     As used in this Agreement,  the capitalized  terms identified below in this
Article I shall have the meanings indicated, and variants and derivatives of the following terms shall have correlative meanings. To the extent that certain of the definitions set forth below express agreements between or among parties to this Agreement, or contain representations or warranties or covenants of a party, the parties agree to the same by execution of this Agreement. The parties to this Agreement agree that agreements, representations, warranties, and covenants expressed in any part or provision of this Agreement shall for all purposes of this Agreement be treated in the same manner as other such agreements, representations, warranties, and covenants contained elsewhere in this Agreement, and the Article or Section of this Agreement within which such an agreement, representation, warranty, or covenant appears shall have no separate meaning or effect on the same.

1.1 Acquired Assets: The assets to be acquired by the Purchaser pursuant to the terms hereof, as identified on Section 1.1 of the Acquired Business Disclosure Document attached hereto, including, but not limited to all Intellectual Property Rights and Software Products used in the Acquired Business, and all other assets of ESPL, tangible or intangible (including contractual, warranty, and other rights), the use or value of which is related to the assets so identified.

1.2  Acquired Business:  The businesses of ESPL in which the Acquired Assets are
     utilized, as       described on   Section 1.2 of   the Acquired    Business
     Disclosure Document attached hereto.

1.3 Acquired Business Balance Sheet: The balance sheet as at 31st October, 2000 or, if available prior to Completion, the balance sheet as at the date provided for in Section 8.1(8) included in the Unaudited Financial Statements of the Acquired Business, excluding the Excluded Assets.

1.4 Acquired Business Disclosure Document: The document delivered by ESPL to the Purchaser containing certain disclosures relative to this Agreement, a copy of which is attached to this Agreement as Exhibit to Section 1.4.

1.5 Acquired Facilities: All warehouses, stores, plants, production facilities, manufacturing facilities, fixtures, and improvements owned or leased by ESPL or otherwise used in connection with the operation of the Acquired Business or leased or subleased to others, but only to the extent that the same consist of the Acquired Assets.

1.6 Affiliate: When used with respect to a person, an "affiliate" of that person is a person Controlling, Controlled by, or under common Control with that person.

1.7 Agreement: This Agreement for the Purchase and Sale of Assets, including all of its schedules and exhibits specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to another such party in connection with the Transaction or this Agreement, and including all duly adopted amendments, modifications, and supplements to or of this Agreement and such schedules and exhibits.

1.8 Assumed Liabilities: The Liabilities of ESPL to be assumed by the Purchaser pursuant to this Agreement, as specifically identified in Section 1.8 of the Acquired Business Disclosure Document, and no other Liabilities.

1.9 Business Day: Any day that is not a Saturday, Sunday, Public Holiday or a day on which banks in New York, the United States of America, or Singapore are authorized to close.

1.10 Completion: The completion of the Transaction, to take place as described in Article II.

1.11 Completion Date: The date on which Completion takes place, as agreed by the parties, but shall not in any event be prior to satisfaction or waiver of the conditions to Completion set forth in Article VIII hereof.

1.12 Completion Time: The time at which Completion actually occurs, which shall take place at 5:00 p.m., Singapore time, on the Completion Date, unless otherwise agreed by the parties.

1.13 Consideration: The net sum of US$200,000, exclusive of any Goods and Services Tax payable, to be paid by the Purchaser to ESPL or its nominee at Completion for the Acquired Assets and the Acquired Business.

1.14 Control: Generally, the power to direct the affairs of an Entity by reason of either (i) owning or controlling the right to vote a sufficient number of shares of voting stock or other voting interest of such Entity, or (ii) having the right to direct the general management of the affairs of such Entity by contract or otherwise.

1.15 Counsel to ESPL: Joseph Tan Jude Benny Anne Choo, 7 Temasek Boulevard #21-02 Suntec Tower One, Singapore 038987.

1.16 Counsel to the Purchaser: Allen & Gledhill, 36 Robinson Road #18-01 City House Singapore 068877.

1.17 Entity: A corporation, partnership, sole proprietorship, joint venture, or other form of organization formed for the conduct of a business, whether active or passive.

1.18 Excluded Assets: Notwithstanding the definition of the Acquired Assets or the Acquired Business, the assets identified in Section 1.18 of the Acquired Business Disclosure Document shall not be deemed part of the Acquired Assets.

1.19 GAAP: Generally accepted accounting principles, as in effect in Singapore on the date of any statement, report or determination that purports to be, or is required to be, prepared or made in accordance with "GAAP" consistently applied throughout the periods to which reference is made.

1.20 Intellectual Property Rights: All Software Products (including, but not limited to, all versions, renewals, modifications and extensions of any Software Products), patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, sublicenses, inventions, trade secrets, technology, know-how, domain names, customer lists, prospect lists and other similar intangible property.

1.21 Inventories: The stock of raw materials, work-in-process and finished goods, including but not limited to finished goods purchased for resale, held by ESPL for manufacturing, assembly, processing, finishing, sale, or resale to others, from time to time in the ordinary course of the business of ESPL in the form in which such inventories then are held or after manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining, or the like.

1.22 Liabilities: At any point in time (the "Determination Time"), the obligations of a person or Entity, whether known or unknown, contingent or absolute, recorded on its books or not, arising or resulting in any way from facts, events, agreements, obligations or occurrences that existed or transpired at a prior point in time, or resulted from the passage of time to the Determination Time.

1.23 Master Agreement: The Agreement for the Purchase and Sale of Assets dated 28th September, 2000 entered into by Aremis, VTI and Eltrax Hospitality Group, Inc. ("EHGI") relating to the sale and purchase of the business, and certain assets and liabilities of EHGI, upon the terms and conditions therein.

1.24 Parent: An Entity which Controls, directly or indirectly, or through one or more intermediaries, a Subsidiary.

1.25 Payables: Liabilities of a party arising from the borrowing of money or the incurring of obligations for services, merchandise or goods purchased.

1.26 Projections: The projections of economic results of the Acquired Business, prepared by ESPL on a monthly basis through 31st December, 2000 and delivered to the Purchaser pursuant to the terms of this Agreement. Such Projections include, separately and consolidated, projected financial results for each separate business operation of the Acquired Business and for each separate facility of the Acquired Business.

1.27 Proprietary Rights: Trade secrets, copyrights, patents, trademarks, service marks, customer lists, and all similar types of intangible property developed, created or owned by ESPL in connection with the Acquired Assets, or used by ESPL in connection with the Acquired Business, whether or not the same are entitled to legal protection.

1.28 Receivables: Accounts receivable, notes receivable, and other obligations appearing as assets on the books of ESPL, and customarily reflected as assets in balance sheets of entities prepared in accordance with GAAP, indicating moneys owed to ESPL.

1.29 Senercomm: Senercomm, Inc., a Florida corporation, located at 400 Galleria, Suite 300, Atlanta, GA 30339.

1.30 Senercomm Software Products: Senercomm developed or published Software Products marketed under the "Senercomm" trademark and Intellectual Property Rights to Senercomm published descriptions, specifications, technical manuals, and other Senercomm supporting materials which may exist in text or in electronic format, as the same may be modified from time to time.

1.31 Software Products: Any instruction or instructions, in source-code or object code format, for controlling the operation of any computer processing unit together with all user documentation related thereto. Software Products include, but are not limited to, the applications identified on the Schedule to Section 1.1(iv) of the Acquired Business Disclosure Document.

1.32 Squirrel: Squirrel Systems, Inc., a Georgia corporation, located at 400 Galleria, Suite 300, Atlanta, GA 30339.

1.33 Squirrel Software Products: All Squirrel developed or published Software Products marketed under the "Squirrel" trademark and Intellectual Property Rights to Squirrel published descriptions, specifications, technical manuals, and other Squirrel supporting materials which may exist in text or in electronic format, as the same may be modified from time to time.

1.34 Subsidiary: With respect to any Entity, another Entity of which fifty percent (50%) or more of the effective voting power, or the effective power to elect a majority of the board of directors or similar governing body, or fifty percent (50%) or more of the true equity interest; is owned by such first Entity, directly or indirectly.

1.35 S$: The lawful currency of Singapore.

1.36 Transaction: The sale and purchase of the Acquired Assets and the Acquired Business, and the assumption of the Assumed Liabilities, for the Consideration as contemplated by, and subject to the terms and conditions of, this Agreement.

1.37 Unaudited Financial Statements: The balance sheet as at 31st October, 2000 or (if available prior to Completion) the balance sheet as at the date provided for in Section 8.1(8), the balance sheet as at 31st December, 1999, the income statement for the period ended 31st October, 2000 or (if available prior to Completion) for the period ended as of the date provided for in Section 8.1(8), the income statement for the period ended 31st December, 1999 and the related notes provided therewith, for the Acquired Business, excluding therefrom the Excluded Assets, prepared in accordance with GAAP, other than the presentation of appropriate footnote disclosure, schedules and the division of equity and inter-company accounts.

1.38 US$: The lawful currency of the United States of America.

                                   ARTICLE II
                                 THE TRANSACTION

2.1  The Transaction

     On the Completion Date, and at the Completion Time, subject in all instances to each of the terms, conditions, provisions and limitations contained in this Agreement, ESPL shall and VTI shall cause ESPL as beneficial owner to, sell, transfer, convey, and assign to the Purchaser, by instruments reasonably satisfactory in form and substance to the Purchaser and Counsel to the Purchaser, and the Purchaser shall acquire from ESPL free and clear from all and any claims, liens, charges or encumbrances (except for the encumbrances expressly provided in the Hire Purchase Agreement dated 10th May, 1999 in respect of various computer goods identified as item 4 on the Schedule to Section 1.1(iii) of the Acquired Business Disclosure Document) whatsoever (i) the Acquired Assets, and (ii) the Acquired Business, with the exclusive right to carry on the same in continuation of or in succession to ESPL, and (iii) assume the
     Assumed Liabilities, and only those Liabilities and no other Liabilities whatsoever, in exchange for the Consideration. VTI and ESPL jointly and severally represent that the Acquired Assets are all the assets reasonably necessary for the conduct of the Acquired Business in the ordinary course (exclusive of working capital) in the same manner as that in which such business has been conducted in the immediate past, including, without limitation, all Proprietary Rights, Software Products and Intellectual Property Rights used in the ordinary conduct of the Acquired Business and all contract, warranty, and other intangible rights relating to or arising out of the Acquired Business. Neither Aremis nor the Purchaser or any of its Affiliates is assuming, becoming liable for, agreeing to discharge or in any manner becoming in any way responsible for any of the Liabilities of VTI or ESPL other than the Assumed Liabilities. With effect from Completion, Aremis and the Purchaser hereby agree to jointly and severally pay, perform or discharge all of the Assumed Liabilities. VTI and ESPL hereby jointly and severally represent that, prior to and on Completion, ESPL holds and will hold absolutely free and clear from all and any claims, liens, charges or encumbrances (except in relation to the Hire Purchase Agreement referred to above) whatsoever all right, title and interest to and in the Acquired Assets and there are no agreements, understandings, or arrangements of VTI or ESPL which, as of or after Completion, would materially and adversely affect the Acquired Assets and the Acquired Business, the ability of ESPL to sell, transfer, convey and assign the Acquired Assets and the Acquired Business free and clear from all and any claims, liens, charges or encumbrances (except in relation to the Hire Purchase Agreement referred to above) whatsoever as provided herein or result in the assumption of any Liabilities by the Purchaser other than the Assumed Liabilities.

2.2  Manner of Payment

     Payment of the Consideration by the Purchaser shall be made in immediately available funds by wire transfer to such account or accounts of VTI, ESPL or of designated third-parties (it being understood that VTI and ESPL will be using a portion of the Consideration proceeds to pay amounts owed to certain third-parties who have played legal, financial and other advisory roles in connection with the Transaction) as shall have been adequately described to Aremis and/or the Purchaser in writing not less than three Business Days prior to Completion.

                                   ARTICLE III
                                   COMPLETION

3.1  Completion

     Completion hereunder shall take place at the offices of Counsel to the Purchaser, Counsel to ESPL or at such place or places as the parties to this Agreement may agree upon, on the Completion Date.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Aremis and the Purchaser hereby represent and warrant to VTI and ESPL as follows:

4.1  Organization

     Aremis is a corporation duly incorporated, organised, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Purchaser is a company duly incorporated and validly existing under the laws of Singapore, and has the requisite corporate power and authority to carry on its business as it is now being conducted.

4.2  Authority Relative to This Agreement

     The Purchaser has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the requisite level of corporate authority of the Purchaser, and no other corporate proceedings on the part of the Purchaser are necessary to approve and adopt this Agreement or to approve the consummation of the Transactions contemplated hereby, including, without limitation, delivery of the Consideration. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

4.3  Absence of Breach; No Consents

     The execution, delivery and performance of this Agreement, and the performance by the Purchaser of its obligations hereunder (except for compliance with any regulatory or licensing laws applicable to the business of the Purchaser, all of which, to the extent applicable to Purchaser, will be satisfied in all material respects prior to Completion) do not, except as disclosed in Schedule to Section 4.3, (1) conflict with, and will not result in a breach of, any of the provisions of the Memorandum and Articles of Association of the Purchaser; (2) contravene any Singapore laws, or any order, writ, judgment, injunction, decree, determination, or award affecting or binding upon Aremis and/or any of its Subsidiaries or the Purchaser, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; (3) conflict with or result in a breach of or default under any indenture or loan or credit agreement or any other agreement or instrument to which Aremis and/or any of its Subsidiaries or the Purchaser is a party, in such a manner as to provide a basis of enjoining or otherwise preventing consummation of the Transaction; or (4) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the same would provide a basis for enjoining or otherwise preventing consummation of the Transaction.

4.4  Brokers

     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of Aremis and/or any of its Subsidiaries or the Purchaser.

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF VTI AND ESPL

VTI and ESPL, jointly and severally represent and warrant to Aremis and the Purchaser as follows:

5.1  Organization and Qualification

     VTI is a corporation duly incorporated, organised, validly existing, and in good standing under the laws of its jurisdiction of incorporation. ESPL is a company duly incorporated and validly existing under the laws of Singapore. ESPL has the requisite corporate power and authority to carry on the Acquired Business, as it is now being conducted. Each of VTI and ESPL is duly qualified as a foreign corporation, to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on such Entity's business.

5.2  Authority Relative to This Agreement

     This Agreement has been duly and validly executed and delivered by VTI and ESPL, and constitutes a valid and binding Agreement of VTI and ESPL, enforceable in accordance with its terms. Each of VTI and ESPL has all requisite corporate power and authority to enter into this Agreement and to carry out the Transaction contemplated hereby, and its doing so has been duly and sufficiently authorized, subject only to governmental regulatory approvals as and to the extent specifically set forth elsewhere in this Agreement and no other corporate proceedings on the part of either VTI and/or ESPL are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction contemplated hereby.

5.3  Absence of Breach; No Consents

     The execution, delivery, and performance of this Agreement by VTI and ESPL, and the performance by VTI and ESPL of their respective obligations hereunder, do not, (1) except as identified in the Schedule to Section
     5.3.1 of the Acquired Business Disclosure Document, conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws, or Memorandum and Articles of Association, as the case may be, of VTI or ESPL, respectively; (2) except as identified in the Schedule to
     Section 5.3.2 of the Acquired Business Disclosure Document, contravene any law, ordinance, rule or regulation in the respective jurisdictions in which they have been incorporated, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction over, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, VTI or ESPL or all or any part of the Acquired Business, except in any such case where such contravention, suspension or revocation will not have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Acquired Business and will not have a material adverse effect on the validity of this Agreement or on the validity of the consummation of the Transaction; (3) except as identified in the Schedule to Section 5.3.3 of the Acquired Business Disclosure Document, conflict with or result in a material breach of or default under any material indenture or loan or credit agreement or any other agreement or instrument to which VTI or ESPL is a party or by which any of the material properties of the Acquired Business may be affected or bound; (4) except as identified in the Schedule to Section 5.3.4 of the Acquired Business Disclosure Document, require the authorization, consent, approval, or license of any third party, except for those the failure of which to obtain would not reasonably be expected to have a material adverse effect on the Acquired Business or the Acquired Assets; or (5) except as identified in the Schedule to Section 5.3.5 of the Acquired Business Disclosure Document constitute grounds for the loss or suspension of any permits, licenses, or other authorizations used in the Acquired Business.

5.4  Brokers

     No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of VTI, ESPL or any of their respective Subsidiaries. ESPL does not have any obligation to pay finder's or broker's fees or commissions in connection with the exercise of options to renew or extend real estate leases to which ESPL is a party.

5.5  Financial Statements.

     ESPL has heretofore delivered to the Purchaser the Unaudited Financial Statements of the Acquired Business.

     All of the historical financial statements contained in such documents were prepared from the books and records of ESPL. The Unaudited Financial Statements were prepared in accordance with GAAP (as qualified in Section
     1.37 above). Without limiting the foregoing, as of the date of the Acquired Business Balance Sheet, ESPL owned each of the assets included in preparation of the Acquired Business Balance Sheet, and the valuation of such assets in the Acquired Business Balance Sheet is consistent with GAAP (as qualified in Section 1.37 above); and ESPL had no Liabilities required to be included in the Acquired Business Balance Sheet in accordance with GAAP (as qualified in Section 1.37 above) for which the Acquired Business or any part of the Acquired Assets is responsible or liable, other than those included in the Acquired Business Balance Sheet, nor any Liabilities required to be included in the Acquired Business Balance Sheet in accordance with GAAP (as qualified in Section 1.37 above) in amounts in excess of the amounts included for them in the Acquired Business Balance Sheet. From the date hereof through the Completion Date, VTI and ESPL will continue to prepare financial statements for the Acquired Business on the same basis that they have done so in the past, will promptly deliver the same to the Purchaser, and agree that from and after such delivery the foregoing representations will be applicable to each financial statement so prepared and delivered.

5.6  Absence of  Material  Differences  From the  Acquired  Business  Disclosure
     Document

     Except as specifically disclosed in the Acquired Business Disclosure Document in sections corresponding to the subsections below:

     (1)  No Undisclosed Liabilities

          ESPL has no Liabilities relating to or affecting the Acquired Business or the Acquired Assets which are not, to the extent required by GAAP (as qualified in Section 1.37 above), adequately reflected or reserved against on the face of the Acquired Business Balance Sheet, except Liabilities incurred since the date of the Acquired Business Balance Sheet in the ordinary course of business of the Acquired Business and consistent with past practice. Without limiting the foregoing, (a) ESPL is not in any default or in breach, in any material respect, under any contract, license, mortgage, indenture, deed or permit held or affecting the Acquired Business, (b) there are no leasehold improvements currently due and owing at any of the Acquired Facilities for which the Acquired Business is or will be responsible, (c) there are no deferred rents due to lessors at or with respect to any of such Acquired Facilities, and (d) the Acquired Business Disclosure Document sets forth, as a part thereof, each Liability of or affecting the Acquired Business or the Acquired Assets in an amount in excess of S$17,000 and each person to whom the aggregate amount of such Liabilities is in excess of S$17,000.

     (2)  No Material Adverse Change, Etc.

          Since the date of the Acquired Business Balance Sheet, other than as contemplated or caused by this Agreement, there has not been:

          (a) any material adverse change in the business, condition (financial or otherwise), operations, or prospects of the Acquired Business;

          (b) any damage, destruction or loss, whether covered by insurance or not, having a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Acquired Business, or materially and adversely affecting the Acquired Assets;

          (c) any entry into or termination of any material commitment, contract, agreement or transaction affecting the Acquired Business or the Acquired Assets (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) other than this Agreement and agreements executed in the ordinary course of business;

          (d) any transfer of or right granted under any material lease, license, agreement, patent, trademark, trade name or copyright included among the Acquired Assets;

          (e) any sale or other disposition of any of the Acquired Assets, or any mortgage, pledge, charge or imposition of any lien or other encumbrance on any of the Acquired Assets, or any agreement relating to any of the foregoing, other than in the ordinary course of business; or

          (f) any default or breach in any material respect under any contract, license or permit held by or for or affecting the Acquired Business.

          Since the date of the Acquired Business Balance Sheet, ESPL has conducted the Acquired Business only in the ordinary and usual course, and without limiting the foregoing, no changes have been made in (i) executive compensation levels, or (ii) the manner in which other employees of ESPL are compensated, or (iii) supplemental benefits provided to any such executives or other employees of ESPL, or (iv) inventory levels of the Acquired Business in relation to sales levels, except, in any such case, in the ordinary course of business and, in any event, without material adverse effect on the business, condition (financial or otherwise), operations, or prospects of the Acquired Business.

     (3)  Taxation

          ESPL has properly and promptly filed (or obtained proper extensions in respect of) all local and foreign income and other tax returns, reports, and declarations that are required by applicable law to be filed by it and that relate to or in any way affect the Acquired Business or the Acquired Assets except for those the failure of which to file would not have an adverse effect on the Acquired Business or the Acquired Assets, and has paid, or will pay when due all Singapore and foreign income and other taxes properly due (including any amounts deferred as a result of an extension or otherwise) for the periods covered by such returns, reports, and declarations.

     (4)  Compliance With Laws

          (a) The Acquired Business has been conducted and operated, and the Acquired Assets have been used in substantial compliance with all, and ESPL has not received any notice of any breach of any, laws or ordinances, rules, regulations and orders of all governmental and regulatory entities for the time being in force and applicable to ESPL, including without limitation, the laws and regulations relevant to the use or utilization of premises, or with respect to which compliance is a condition of engaging in any aspect of the Acquired Business, except to the extent the failure of which any of the foregoing to be true would not have a material adverse effect on the Acquired Business or the Acquired Assets.

          (b) The Acquired Business has all permits, licenses, zoning rights, and other governmental authorizations necessary to conduct its business as presently conducted, except to the extent the failure of the Acquired Business to have any of the foregoing would not have a material adverse effect on the Acquired Business or the Acquired Assets. All such permits, licenses, zoning rights, and other governmental authorizations (if any) will, as a part and consequence of the Transactions, be transferred to the Purchaser at Completion.

     (5)  Litigation

          (a) No material investigation, review or enquiry by or on behalf of any governmental department, commission, board, bureau, agency or instrumentality with respect to the Acquired Business or any of the Acquired Assets or the use thereof is to the best knowledge of ESPL, pending or, threatened (other than inspections and reviews (if any), customarily made of businesses such as the Acquired Business), nor has any governmental department, commission, board, bureau, agency or instrumentality indicated an intention to conduct the same.

          (b) There are no actions, suits or proceedings pending or, to the best of the knowledge of ESPL, threatened against or affecting the Acquired Business or any of the Acquired Assets at law or in equity, or before any governmental department, commission, board, bureau, agency or instrumentality.

     (6)  Employees

          (a) There are no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements, trusts, funds or arrangements maintained by VTI or ESPL for the benefit of directors, officers or employees of ESPL and there are no employment, consulting, severance, or indemnification arrangements (except as provided in the Memorandum and Articles of Association of ESPL), agreements or understandings between VTI or ESPL on the one hand, and any current or former directors, officers or other employees of ESPL, on the other hand.

          (b) The Acquired Business Disclosure Document identifies each person whose annualized income from ESPL, on the date of the Acquired Business Balance Sheet, exceeded or would exceed on an annualized basis, or whose income from ESPL in the fiscal year begun immediately thereafter is at a rate exceeding, US$50,000 per annum. ESPL is not, and following Completion will not be, bound by any express or implied contract or agreement to employ, directly or as a consultant or otherwise, any person for any specific period of time or until any specific age except as specified in agreements in writing identified in the Acquired Business Disclosure Document or executed pursuant to the provisions hereof.

     (7)  Ownership of Assets

          (a) ESPL has (or as of Completion will have), with respect to the Acquired Assets, good, marketable and insurable title, and valid, effective and continuing leasehold rights (including licenses) in the case of leased or licensed property, to all real property (as to which, in the case of owned property, such title is freehold or in fee simple) and all personal property owned or leased by it and comprising a part of the Acquired Assets or the Acquired Business, or used by it in the conduct of the Acquired Business in such a manner as to create the reasonable appearance or reasonable expectations that the same is owned or leased by it; such ownership or leasehold rights are, or at Completion will be, free and clear from all and any claims, charges, and encumbrances (other than those customarily held by a lessor or licensor in a lease or license of real property), except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which singularly or in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof; no other person has any ownership or similar right in, or contractual or other right to acquire any such right in, any of the Acquired Assets or the Acquired Business; and such ownership or leasehold rights will be conveyed to the Purchaser at Completion pursuant to the Transaction.

          (b) ESPL does not know of any potential action by any party, governmental or other regulatory entity, and no proceedings with respect thereto have been instituted of which ESPL has notice, that would materially affect ESPL's ability to use and utilise each of the Acquired Assets for the purpose of carrying on the Acquired Business. ESPL has not received any default notices from any mortgagee regarding any leased properties of the Acquired
               Business or any leasehold interests, which comprise any part of the Acquired Assets.

          (c) Section 1.1 and Section 5.6.12 (and the schedules to both of the sections) of the Acquired Business Disclosure Document contain a reasonably detailed listing, as of the date specified therein, of all Acquired Assets including, but not limited to:

               (i)  accounts receivable as provided in Section 5.6 (12) below;

               (ii) miscellaneous current assets in excess of S$17,000;

               (iii)prepaid  expenses  in excess of S$17,000  (except  those not related to the Acquired Assets or the Assumed Liabilities);

               (iv) Software Products; and

               (v)  buildings, improvements and leasehold improvements.

     (8)  Proprietary Rights, Software Products and Intellectual Property Rights

          Subject to the qualifications in the Acquired Business Disclosure Document,

          (a) ESPL possesses full ownership of, or adequate and enforceable exclusive long-term licenses or other exclusive rights to use (without payment) all of the Proprietary Rights, Software Products and Intellectual Property Rights, and all such ownership, license or other rights shall be conveyed to the Purchaser at Completion pursuant to the Transaction; and

          (b) ESPL has not received any notice of conflict which asserts the rights of others with respect to any of the Proprietary Rights, Software Products or the Intellectual Property Rights; and ESPL has, in all material respects, performed all of the obligations required to be performed by it, and is not in default in any material respect, under any agreement or arrangement relating to any of the Proprietary Rights, Software Products or Intellectual Property Rights.

     (9)  Trade Names

          The Acquired Business Disclosure Document identifies each trade/business name or other similar name under which ESPL has conducted any part of the Acquired Business or in which ESPL has utilized any of the Acquired Assets during the five (5) years preceding the date of this Agreement.

     (10) Subsidiaries, Etc.

          No Subsidiary of ESPL, directly or indirectly, owns any of the Acquired Assets or conducts any part of the Acquired Business. ESPL is not a partner of or joint venturer with any other person or Entity in relation to any of the Acquired Assets or any portion of the Acquired Business.


     (11) Facilities

          (a) To the best of ESPL's knowledge (as applied to all of the following), the Acquired Facilities are (as to physical plant and structure) structurally sound and none of the Acquired
               Facilities, nor any of the vehicles or other equipment used by ESPL in connection with the Acquired Business has any material defects and all of them are in all material respects in good operating condition and repair and are adequate for the uses for which they are being utilised.

          (b) None of such Acquired Facilities, vehicles or other equipment are in need of maintenance or repairs except for ordinary, routine maintenance and repairs (normal wear and tear excepted) which are not material in nature or cost. ESPL is not in any material breach, violation or default of any lease affecting the Acquired Business or the Acquired Assets with respect to, or as a result of which, the other party, whether lessor, lessee, sublessor, or sublessee thereto, has the right to terminate the same and ESPL has not received notice of any claim or assertion that ESPL is or may be in any such breach, violation or default.

     (12) Accounts Receivable

          All accounts receivable of ESPL, reflected in the Acquired Business Balance Sheet represent transactions in the ordinary course of business, and are collectible, net of any reserves. As of the date specified therein, the Acquired Business Disclosure Document specifically identifies (a) the aging of Receivables, (b) each Receivable in excess of S$17,000, (c) each Receivable in an amount in excess of S$17,000 that is more than 90 days past due, and (d) each Receivable from a person or Entity from whom the aggregate of such Receivables exceeds S$17,000.

     (13) Inventories

          All Inventories of ESPL, that are reflected in the Acquired Business Balance Sheet, are of quality and quantity usable and saleable in the ordinary course of business except for obsolete items and items of below-standard quality, all of which, in the aggregate, are immaterial in amount. Items included in ESPL's Inventories are carried in the books of ESPL, and are valued on the Acquired Business Balance Sheet consistent with GAAP (as qualified in Section 1.37 above).

     (14) Contracts

          The Acquired Assets and the Acquired Business are not affected by any contracts, agreements or understandings, whether express or implied, written or verbal, provided, however, that the Acquired Assets or the Acquired Business may be affected by, and the Acquired Business Disclosure Document need not identify, any such contracts, agreements, or understandings that fall into one of the following categories:

          (a) those that are terminable on notice of less than thirty-two (32) days and do not involve payments or obligations of more than S$17,000 in any period of thirty-one (31) days or less (on termination or otherwise); or

          (b) those that involve aggregate payment or obligation remaining unpaid as of the date of this Agreement of less than S$17,000.

          All items excluded in (b) above represent, in the aggregate, less than S$170,000. Neither VTI nor ESPL is a party to any executory contract to sell or transfer any part of any leasehold interest included in the Acquired Assets or utilised by the Acquired Business. True and accurate copies of all leases of properties included in the Acquired Assets or utilized by the Acquired Business, including all amendments, supplements, extensions and modifications thereof, have heretofore been delivered to the Purchaser by ESPL.

     (15) Accounts Payable

          The accounts payable reflected on the Acquired Business Balance Sheet do, and those reflected in the most recent balance sheet included in the Unaudited Financial Statements do, and those reflected on the books of ESPL at the time of Completion will, reflect all amounts owed by ESPL in respect of trade accounts due and other Payables of the Acquired Business or relating to the Acquired Assets, and the actual Liability of ESPL in respect of such obligations was not, and will not be, on any of such dates, in excess of the amounts so reflected on the balance sheets or the books of the Acquired Business, as the case may be.

     (16) Labor Matters

          To the best of the knowledge of ESPL, there are no activities or controversies, including without limitation, any labour organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labour practice complaints, labour strikes, disputes, slowdowns, or work stoppages, pending or, threatened, affecting the employees of ESPL.

     (17) Title to and  Utilization  of Real  Properties  and Leasehold  Estates

          Except as disclosed in the Acquired Business Disclosure Document, ESPL owns fee, simple or a valid leasehold interest in, all real property included in the Acquired Assets and has the unbridled right to use the same (other than those customarily held by a lessor or licensor in a lease or license of real property), and is not aware of any claim, notice or threat to the effect that its right to own and use such property is subject in any way to any challenge, claim, assertion of rights, proceedings toward condemnation or confiscation, in whole or in part, or is otherwise subject to challenge. To VTI and ESPL's knowledge, each parcel of real property the ownership of, or leasehold interest in, which is included among the Acquired Assets is free of any and all hazardous wastes, toxic substances, or other types of contamination in quantities or conditions requiring remediation, and

          ESPL is not subject to any Liability resulting from or related to any such wastes, substances or contaminants in connection with any such property.

     (18) Complete list of Agreements

          (a) The Schedule to Section 1.1(iii) of the Acquired Business Disclosure Document contains the full, complete and entire list of all existing agreements entered into or serviced by or assigned or transferred to ESPL related to the Acquired Business, and forming part of the Acquired Assets, including without limitation, all agreements relating to leased property and agreements whereby ESPL has or has been granted distributorship, marketing or licensing rights or provides any services relating to Software Products, including without limitation, Squirrel
               Software Products and Senercom Software Products, other than those not required to be identified pursuant to Section 5.6(14).

          (b) Notwithstanding Section 5.6(18)(a) above, in addition and without prejudice to all and any rights or remedies available to Aremis and the Purchaser in respect of misrepresentation or breach of any representation or warranty of VTI and ESPL set out in this Agreement, if at any time before or after Completion, it shall come to the attention of VTI, ESPL, Aremis or the Purchaser (each a "Discovering Party") that there are other existing agreements related to the Acquired Business, which should have been included in the Schedule to Section 1.1 (iii) of the Acquired Business Disclosure Document, then the Discovering Party shall promptly notify the other parties of such fact, and VTI and ESPL shall forthwith use commercially reasonable efforts to do and execute all such documents, acts and things as the Purchaser may reasonably request for the purpose of effectively vesting in the Purchaser the full benefit of such agreements, at no further consideration or other charge to the Purchaser. Where the consent, authorisation or waiver of any third party is required for such purpose, and such consent, authorisation or waiver is not obtained, than the Purchaser shall be entitled to act as the agent and attorney of ESPL in order to obtain for itself the full benefits of such agreements in the manner and to the extent provided for in the letter executed by Aremis and VTI dated 22nd November, 2000, the terms of which are incorporated herein by reference.

5.7  Full Disclosure

     The documents, certificates and other writings furnished or to be furnished by or on behalf of VTI or ESPL to the Purchaser pursuant to the provisions of this Agreement, taken together in the aggregate, do not and will not contain any untrue statements of a material fact, or omit to state any material fact necessary to make the statements made, in the light of the circumstances under which they are made, not misleading.

5.8  Actions Since Balance Sheet Date

     Except as set forth on the Acquired Business Disclosure Document, since the date of the Acquired Business Balance Sheet, VTI and ESPL have not taken any actions that would be prohibited under the provisions of this Agreement (without the prior written consent of the Purchaser) after the date of this Agreement.

                                   ARTICLE VI
                      COVENANTS OF AREMIS AND THE PURCHASER

6.1  Affirmative Covenants

     From the date hereof through the Completion Date, Aremis shall procure the Purchaser to, and the Purchaser will use commercially reasonable efforts to satisfy the conditions to Completion set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by this Agreement, and will use commercially reasonable efforts to cause the Transaction to be consummated, provided in all instances that the representations and warranties of VTI and ESPL in this Agreement are and remain true and accurate in all material respects and that the covenants and agreements of VTI and ESPL in this Agreement are honored and that the conditions to the obligations of the Purchaser set forth in this Agreement are not incapable of satisfaction.

6.2  Cooperation

     Aremis and the Purchaser shall reasonably cooperate with VTI and ESPL, and their respective counsel, accountants and agents in every way in carrying out the Transactions contemplated herein and in delivering all documents and instruments deemed reasonably necessary or useful by ESPL.

6.3  Costs

     Whether or not the Transaction is consummated, all costs and expenses incurred by Aremis and the Purchaser in connection with the preparation of this Agreement and in preparation for the Transaction contemplated hereby shall be paid by Aremis and the Purchaser, as the case may be.

6.4  Publicity

     Prior to Completion, any written news releases by the Purchaser pertaining to this Agreement or the Transaction shall be submitted to ESPL for review and approval prior to release by the Purchaser, and shall be released only in a form approved by ESPL, provided, however, that (1) such approval shall not be unreasonably withheld by ESPL, and (2) such review or approval shall not be required of releases by the Purchaser if it would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule or policy.

6.5  Offers of Employment

     (1) The transfer of the employment of the employees of ESPL who are governed by the Singapore Employment Act, Chapter 91 (the "Employment Act") (the "Employees") shall be governed by Section 18A of the Employment Act and ESPL and the Purchaser shall each comply with their respective obligations under the said Section 18A.

     (2) In the case of any employees of ESPL falling outside the provisions of the Employment Act (the "Executive Employees"), ESPL shall terminate the employment of the Executive Employees with effect from the close of business on Completion Date and the Purchaser shall offer them employment with effect from the date immediately following the Completion Date, on the basis that:

          (a) the Purchaser's offer of employment shall be on the same terms and conditions including but not limited to salary levels, leave entitlement and all other benefits as applied to each of such Executive Employees under the employment contract between them and ESPL;

          (b) in computing the period of employment (including calculations of annual bonuses, leave entitlement and other benefits) by the Purchaser of each such Executive Employee who accepts the Purchaser's offer of employment, the period of such Executive Employee's employment with ESPL and the benefits including but not limited to the leave entitlement of each such Executive Employee respectively shall be included; and

          (c) such Executive Employees shall not suffer any loss in seniority, leave allowance or other benefits in their employment with the Purchaser.

          In the event that any Executive Employee shall decline the Purchaser's offer of employment, all claims, demands, costs and expenses, including redundancy, long service and other payments payable (if any) shall be borne by ESPL. ESPL shall use its best efforts to persuade the Executive Employees to accept the Purchaser's offer of employment.

     (3) ESPL shall perform and discharge all its obligations up to the Completion Date in respect of all the Employees and Executive Employees for its own account up to and including Completion Date including, without limitation, discharging all wages and salaries of the Employees and Executive Employees and all other costs and expenses related to their employment. Subject to the provisions of Article X, VTI and ESPL shall fully indemnify, defend and hold harmless the Purchaser and its officers, directors, employees and agents from and against any and all losses incurred as a result of claims, actions or proceedings brought by any Executive Employee against the Purchaser or any of its officers, directors, employees or agents as a result of any act or omission of ESPL on or prior to the Completion Date.

6.6  Cooperation

     Purchaser acknowledges that post-Completion, ESPL intends to be dissolved, its assets liquidated and its affairs wound up. Aremis and the Purchaser shall reasonably cooperate with VTI and ESPL and their respective counsel, accountants, agents and representatives in every way in that regard and in executing and delivering all documents and instruments deemed reasonably necessary or useful by VTI or ESPL in that regard. Without limiting the generality of the foregoing, the Purchaser shall allow and cause those employees of ESPL who are currently officers of ESPL and who become employed by the Purchaser in connection with the Transaction to remain as officers of ESPL, without compensation, and shall cause such employees to execute and deliver, on behalf of ESPL, the documents and instruments contemplated in the immediately preceding sentence and to otherwise further the dissolution, liquidation and winding up of ESPL, as directed by VTI or ESPL. VTI shall reimburse the Purchaser for any and all reasonable out-of-pocket expenses which it incurs and pays in connection with its duties and obligations under this Section 6.6 but VTI shall not be required to reimburse the Purchaser for the time spent by its employees in furtherance of such duties and obligations. The Purchaser shall use its best efforts to retain, and on request, shall provide VTI and ESPL with access to or copies of, all documents which VTI and/or ESPL may reasonably request in connection with the dissolution, liquidation and winding up of ESPL or in preparing and filing any and all tax returns and financial statements for any periods ending on or prior to 31st December, 2000, or in connection with any audit activities in respect of any periods ending on or prior to 31st December, 2000.


                                   ARTICLE VII
                            COVENANTS OF VTI AND ESPL

7.1  Affirmative Covenants

     From the date hereof through the Completion Date, VTI and ESPL will take every action reasonably required of it to satisfy the conditions to Completion set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated hereby, and will exert all reasonable efforts to cause the Transaction to be consummated, provided in all instances that the representations and warranties of the Purchaser in this Agreement are and remain true and accurate and that the covenants and agreements of the Purchaser in this Agreement are honoured and that the conditions to the obligations of VTI and ESPL set forth in this Agreement are not incapable of satisfaction.

7.2  Non-Competition Agreement

     ESPL will execute a five (5) year non-competition agreement with the Purchaser to preclude ESPL from engaging in any business competitive with that of the Acquired Business, directly or indirectly, alone or in collaboration with others, except with the written consent of the Purchaser or as a shareholder of less than one percent (1%) of the common stock of a publicly held company engaged in one or more of such businesses and with such other terms as are mutually acceptable to ESPL and the Purchaser.

7.3  Access and Information

     Subject to the terms and conditions of the existing confidentiality agreement between VTI and Aremis (the terms and conditions of which are incorporated herein by reference), between the date of this Agreement and the Completion Date, ESPL shall afford to the Purchaser and to the
     Purchaser's accountants, counsel, and other representatives reasonable access during normal business hours throughout the period prior to Completion to all of their and their respective Subsidiaries' properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel relating to the Acquired Assets or the Acquired Business and, during such period, shall furnish promptly to the Purchaser
     (1) all written communications to its directors or to its shareholders generally relating to the Acquired Assets or the Acquired Business, (2) internal monthly financial statements of the Acquired Business when and as available, and (3) all other information relating to the Acquired Assets or the Acquired Business as the Purchaser may reasonably request, but no investigation pursuant to this Section 7.3 shall affect any representations or warranties of VTI or ESPL, or the conditions to the obligations of the Purchaser to consummate the Transaction contained in this Agreement. Purchaser and its representatives shall use their best efforts to assert their rights hereunder in such manner as to minimize interference with the business of VTI and ESPL.

7.4  No Solicitation

     Until the Completion Date or the termination of this Agreement in accordance with its terms, VTI, ESPL and those acting on behalf of either of them will not, and VTI and ESPL will each use its best efforts to cause its officers, employees, agents, and representatives (including any investment banker) to not, directly or indirectly, solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or Entity other than the Purchaser and its officers, employees, and agents, in relation to the Acquired Assets or the Acquired Business. VTI and ESPL will notify the Purchaser immediately upon receipt of an inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of the Acquired Business, or providing information to government authorities.

7.5  Conduct of Business Pending The Transactions

     VTI and ESPL jointly and severally covenant and agree with the Purchaser that, prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless the Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement or disclosed in the Acquired Business Disclosure Document, VTI and ESPL will comply with each of the following:

     (1) The Acquired Business, and the other businesses that relate to, use or affect the Acquired Assets, if any, will be conducted only in the ordinary and usual course, VTI and ESPL shall use their reasonable efforts to keep intact the business organization and goodwill of the Acquired Business, keep available the services of the employees of ESPL whose principal activities relate to the Acquired Business and maintain relationships, in a manner reasonably consistent with historical practices, with suppliers, lenders, creditors, distributors, employees, customers and others having business or financial relationships with the Acquired Business, and they shall immediately notify the Purchaser of any event or occurrence or emergency material to and not in the ordinary and usual course of business of, the Acquired Business or affecting any material part of the Acquired Assets, or any of their Subsidiaries.

     (2) They shall not create, incur or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, affecting the Acquired Business or any of the Acquired Assets, except in the ordinary course of business and consistent with past practice.

     (3)  They shall not:

          (a)  adopt,   enter  into,  or  amend  any  bonus,   profit   sharing,
               compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit schemes, plans, agreements, trusts, funds or arrangements for the benefit or welfare of any employees of the Acquired Business; or

          (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any such employee except, with respect to employees who are not officers or directors, in the ordinary course of business and consistent with past practice.

     (4) They shall not sell, lease, charge, mortgage, encumber, or otherwise dispose of or grant any interest in any of the Acquired Assets except for sales, encumbrances and other dispositions or grants thereof in the ordinary course of business of the Acquired Business and consistent with past practice and except for liens for taxes not yet due or liens and encumbrances that are not material in amount or effect and do not impair the use of the property, or as specifically provided for or permitted in this Agreement.

     (5) They shall not enter into, or terminate, any material contract, agreement, commitment, or understanding relating to or affecting the Acquired Assets or the Acquired Business.

     (6) They shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (1) through (5) above.

     (7) ESPL will, and VTI will procure ESPL to continue to properly and promptly file when due (or obtain proper extensions with respect to) all local, foreign, and other tax returns, reports, and declarations required to be filed by it relating to the Acquired Assets or the Acquired Business, and will pay when due all taxes and governmental charges due (including any amounts deferred as a result of an extension or otherwise) from or payable by it relating to the Acquired Assets or the Acquired Business.

     (8) VTI and ESPL will comply in all material respects with all laws and regulations applicable to the operations of the Acquired Business and the utilization of the Acquired Assets.

     (9) VTI and ESPL will maintain in full force and effect insurance coverage relating to the Acquired Assets or the Acquired Business of a type and amount consistent with past practice, but not less than that presently in effect.

7.7  Cooperation

     VTI and ESPL shall reasonably cooperate with the Purchaser and the Purchaser's counsel, accountants and agents in every way in carrying out the Transactions contemplated herein, and in executing and delivering all documents and instruments deemed reasonably necessary or useful by the Purchaser.

7.8  Costs

     Whether or not the Transaction is consummated, all costs and expenses incurred by VTI and ESPL in connection with the preparation of this Agreement and in the preparation for the Transaction and in connection with Completion of the Transaction contemplated hereby shall be paid by VTI and ESPL, as the case may be.

7.9  Publicity

     Prior to Completion, any written news releases by VTI or ESPL pertaining to this Agreement or the Transaction shall be submitted to the Purchaser for review and approval prior to release by VTI or ESPL, and shall only be released in a form approved by the Purchaser, provided, however, that (1) such approval shall not be unreasonably withheld by the Purchaser, and (2) such prior review or approval shall not be required of releases by VTI or ESPL if it would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule or policy.

7.10 Updating the Exhibits and Disclosure Documents

     VTI or ESPL shall notify the Purchaser of any changes, additions, or events which may cause any change in or addition to the Acquired Business Disclosure Document or any of the schedules or exhibits thereto delivered by them under this Agreement promptly after the occurrence of the same and again at Completion by delivery of appropriate updates to the Acquired Business Disclosure Document and to all such schedules or exhibits. No such notification made pursuant to this clause shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the Purchaser specifically agrees thereto in writing nor shall any such notification be considered to constitute or give rise to a waiver by the Purchaser of any condition set forth in this Agreement.

7.11 Payment of Unassumed Liabilities

     ESPL agrees to promptly pay when due, or otherwise to discharge, up to and including the Completion Date, without cost or expense to the Purchaser, each and every Liability of ESPL relating to the Acquired Business other than the Assumed Liabilities.

                                  ARTICLE VIII
                            CONDITIONS TO COMPLETION

8.1  Conditions to Obligations of the Purchaser

     The obligation of the Purchaser to effect the Transaction shall be subject to the fulfillment at or prior to Completion of the following conditions, unless Purchaser shall waive such fulfillment:

     (1) This Agreement and the Transaction contemplated hereby shall have received those approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, those holders of debt securities and lessors) identified in the Schedule to Section 5.3.4 of the Acquired Business Disclosure Document, including the expiration of any applicable waiting period under any applicable laws.

     (2) There shall not be in effect a preliminary or permanent injunction or other order by any court or other authority, which prohibits the consummation of the Transaction.

     (3) VTI and ESPL shall have performed in all material respects each of their agreements and obligations contained in this Agreement and required to be performed on or prior to Completion and shall have complied with all material requirements, rules and regulations of all regulatory authorities having jurisdiction relating to the Transaction.

     (4) No material adverse change shall have taken place in the business, condition (financial or otherwise), operations, or prospects of the Acquired Business or the Acquired Assets since the date of the Acquired Business Balance Sheet other than those, if any, that result from the changes permitted by, and transactions contemplated by, this Agreement.

     (5) The representations and warranties of VTI and ESPL set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as, in the reasonable judgment of the Purchaser, do not materially and adversely affect the business, condition (financial or otherwise), operations, or prospects of the Acquired Business or the Acquired Assets, as of the Completion Time as if made as of such time.

     (6) The Purchaser shall have received from ESPL, a written statement, executed by a director of ESPL, dated the Completion Date, as to the satisfaction of the conditions in paragraphs (3), (4), and (5) above and including, as exhibits, copies of all authorizing board of directors resolutions and, where necessary, shareholder resolutions, and true and complete current copies of ESPL's Memorandum and Articles of Association.

     (7) The Purchaser shall have received from ESPL such documents, in a reasonably satisfactory form and substance to the Purchaser and to Counsel to the Purchaser, sufficient to transfer title to the Acquired Assets to the Purchaser.

     (8) VTI and ESPL will use commercially reasonable efforts to make available to the Purchaser prior to Completion an updated unaudited balance sheet and income statement with related notes and schedules as of the end of the month immediately prior to the Completion Date. If those updated financial statements are produced, they shall, for purposes of the definition of "Unaudited Financial Statements," replace and supersede the balance sheet as at 31st October, 2000 and the income statement for the period ended 31st October, 2000, in their entirety, for all purposes relevant to this Agreement.

8.2  Conditions to Obligations of VTI and ESPL

     The obligation of VTI and ESPL to effect the Transaction shall be subject to the fulfillment at or prior to Completion of the following conditions, unless VTI and ESPL shall waive such fulfillment:

     (1) This Agreement and the Transaction contemplated hereby shall have received those approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, those holders of debt securities and lessors), as identified on the attached Schedule 8.2(1), required by law to consummate the Transaction, including the expiration of any applicable waiting period under any applicable laws.

     (2) There shall not be in effect a preliminary or permanent injunction or other order by any court or other authority, which prohibits the consummation of the Transaction.

     (3) The Purchaser shall have performed in all material respects each of its agreements and obligations contained in this Agreement required to be performed on or prior to Completion and shall have complied with all material requirements, rules and regulations of all regulatory authorities having jurisdiction relating to the Transaction.

     (4) The representations and warranties of the Purchaser set forth in this Agreement shall be true in all material respects as of the date of this Agreement except in such respects as do not materially and adversely affect the business of the Purchaser and its Subsidiaries, taken as a whole, as of the Completion Date as if made as of such date.

     (5) ESPL shall have received from the Purchaser, an officer's certificate, executed by a director of the Purchaser, dated the Completion Date, as to the satisfaction of the conditions in paragraphs (3) and (4) above and including, as exhibits, copies of all authorizing board of directors resolutions, and where necessary, shareholder resolutions, and true and complete copies of its Memorandum and Articles of Association.

     (6) ESPL shall have received from the Purchaser evidence reasonably satisfactory to ESPL and its counsel that the Consideration has been, or is in the process of being, delivered in the form of immediately available funds via wire transfer or other means reasonably acceptable to ESPL.

                                   ARTICLE IX
                         TERMINATION, AMENDMENT, WAIVER

9.1  Termination

     This Agreement and the Transaction may be terminated at any time prior to Completion, whether before or after any necessary shareholders approval:

     (1)  By mutual consent of the Purchaser and ESPL;

     (2) By Aremis, the Purchaser, VTI or ESPL upon the material breach of this Agreement by the other; or

     (3) By either Aremis and the Purchaser or VTI and ESPL, upon written notice to the other, if the conditions to such party's obligations to consummate the Transaction, in the case of Purchaser, as provided in
          Section 8.1, or, in the case of VTI, and ESPL, as provided in Section 8.2, were not, or cannot reasonably be, satisfied on or before December 29, 20000, unless the failure of condition is the result of the material breach of this Agreement by the party seeking to terminate this Agreement.

9.2  Amendment

     This Agreement may be amended by Aremis, the Purchaser, VTI and ESPL by action taken at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of Aremis, the Purchaser, VTI and ESPL.

9.3  Waiver

     At any time prior to the Completion Date, Aremis, the Purchaser, VTI, or ESPL, by action taken by their respective Boards of Directors, may, but shall not be obligated to, (1) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (2) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (3) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

9.4  Relief

     In the event of liability on the part of any of VTI or ESPL to the Purchaser in accordance with the provisions of this Agreement prior to Completion, the parties recognize and acknowledge that monetary measures of damages will not reasonably be calculable and that specific performance and injunctive relief should therefore be available to the Purchaser.

                                    ARTICLE X
                                    INDEMNITY

10.1 Indemnification of Purchaser

     VTI and ESPL hereby agree to jointly and severally indemnify, defend and hold harmless, the Purchaser and its officers, directors, shareholders, managers, members, employees, independent contractors, agents, successors and assigns (collectively, the "Purchaser Parties"), for, from and against any and all liabilities, losses, costs or expenses which any of the Purchaser Parties may suffer or for which any of the Purchaser Parties may become liable and which are based on, the result of, arise out of or are otherwise related to any of the following:

     (1) any inaccuracy or misrepresentation in, or breach of any representation or warranty of VTI or ESPL contained in this Agreement, any of the documents or agreements executed in connection with this Agreement (collectively, the "Attendant Documents") or any other document, certificate, appendix, schedule, list or other instrument to be furnished by VTI, or ESPL to the Purchaser pursuant to this Agreement or any of the Attendant Documents;

     (2) any breach or failure of VTI or ESPL to perform any covenant or agreement required to be performed by VTI or ESPL pursuant to this Agreement or any of the Attendant Documents including, without limitation, ESPL's obligations to pay the unassumed Liabilities under
          Section 7.11 above; or

     (3) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees and consultants' fees (collectively, the "Related Expenses"), incident to any of the foregoing.

10.2 Indemnification of VTI, and ESPL

     Aremis and the Purchaser hereby agree to jointly and severally indemnify, defend and hold harmless, VTI, ESPL and their respective officers, directors, shareholders, managers, members, employees, independent contractors, agents, successors and assigns (collectively, the "Seller Parties"), for, from and against any and all liabilities, losses, costs or expenses which any of the Seller Parties may suffer or for which any of the Seller Parties may become liable and which are based on, the result of, arise out of or are otherwise related to any of the following:

     (1) any inaccuracy or misrepresentation in, or breach of any representation or warranty of Aremis and/or the Purchaser contained in this Agreement, any of the Attendant Documents or any other document, certificate, appendix, schedule, list or other instruments to be furnished by Aremis and/or the Purchaser to VTI or ESPL pursuant to this Agreement or any of the Attendant Documents;

     (2) any breach or failure of Aremis and/or the Purchaser to perform any covenant or agreement required to be performed by Aremis and/or the Purchaser pursuant to this Agreement or any of the Attendant Documents including, without limitation, Aremis and/or the Purchaser's obligations to pay the Assumed Liabilities under Section 2.1 above; or

     (3)  any and all Related Expenses incident to any of the foregoing.

10.3 Remedies Not Exclusive

     The Purchaser Parties and the Seller Parties shall be entitled to exercise and resort to all rights and remedies for misrepresentation or breach as are afforded at law or in equity, including, without limitation, rescission, specific performance, or such other non-monetary remedies and relief as may be afforded under this Agreement or by a court of competent jurisdiction. Neither the existence or exercise of any specific remedies is intended to be exclusive or impair or otherwise adversely affect in any manner whatsoever any rights, remedies or relief otherwise available, and each and every right and remedy will be cumulative and in addition to every other right and remedy provided in this Agreement or by law. Notwithstanding the foregoing, other than actions for fraud or other intentional torts, the remedies set forth in this Article 10 shall be the Purchaser Parties' and the Seller Parties' sole and exclusive remedies relative to the recovery of economic or monetary damages.

10.4 Procedures

         If any proceedings are instituted or any claim or demand is asserted by any person not a party to this Agreement in respect of which any of the Purchaser Parties or the Seller Parties may seek indemnification pursuant to this Section 10, the indemnified party shall promptly cause written notice (the "Notice") of the assertion of any such claim or demand to be made to the indemnifying party; provided, however, that the failure of the indemnified party to give prompt Notice shall not relieve the indemnifying party of its obligations hereunder unless, and only to the extent that, such failure caused the damages for which the indemnifying party is obligated to be greater than they would have been had the indemnified party given the indemnifying party prompt Notice hereunder. Except as otherwise provided herein, the indemnifying party shall have the right, at its option and expense, to defend against, negotiate, or settle any such claim or demand, and if the indemnifying party exercises that option, the indemnifying party shall not be liable for the fees and expenses incurred after the date the indemnifying party notifies the indemnified party of such exercise by a counsel employed by the indemnified party. An indemnifying party may not settle any such claim or demand without the written consent (which consent shall not be unreasonably withheld, conditioned or delayed) of the indemnified party unless such settlement requires no more than a monetary payment for which the indemnified party is fully indemnified or involves other matters not binding upon the indemnified party. An indemnifying party shall not be liable for any settlement of any such claim or demand effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). In the event that the indemnifying party shall fail to respond within seven (7) days after the giving of the Notice, then the indemnified party may retain counsel and conduct the defense thereof as it may, in its sole discretion, deem proper, at the sole cost and expense of the indemnifying party. The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand.

10.5 Cooperation

     Aremis and the Purchaser shall, and shall cause their accountants, counsel, employees and other representatives to, reasonably cooperate with VTI and ESPL in connection with any and all disputes which may arise in connection with any and all Liabilities other than the Assumed Liabilities (the "Excluded Liabilities"). VTI and ESPL shall cause their accountants, counsel, employees and other representatives to, reasonably cooperate with the Purchaser in connection with any and all disputes which may arise in connection with any and all of the Assumed Liabilities. Without limiting the generality of the foregoing, Aremis and the Purchaser shall cause their accountants, counsel, employees and other representatives, to make available to VTI and ESPL, their employees, work papers, documents and other information and materials reasonably requested by VTI and ESPL in connection with the Excluded Liabilities, and VTI and ESPL shall cause their respective accountants, counsel, employees and other representatives, to make available to the Purchaser, its employees, work papers, documents and other information and materials reasonably requested by the Purchaser in connection with the Assumed Liabilities. The party requesting cooperation (VTI and ESPL in connection with the Excluded Liabilities or the Purchaser in connection with the Assumed Liabilities) shall pay all out-of-pocket expenses reasonably incurred and paid by the cooperating party to third parties in connection with such cooperative efforts; provided, however, that the party requesting cooperation shall not be obligated to reimburse the cooperating party for the time spent by any of their or their Affiliates' employees' time spent in connection with such cooperative efforts.

10.6 Application of Indemnification Provisions

     The parties agree that the above indemnification provisions and those contained in Sections 10.6, 10.7, 10.8 and 10.9 of the Master Agreement shall apply to this Agreement in the manner and subject to the limitations contained in Section 10.10 of the Master Agreement, which Section is incorporated herein by reference.

                                   ARTICLE XI
                               GENERAL PROVISIONS

11.1 Collection of Accounts Receivable.

     Upon and after Completion, the Purchaser shall have the right and authority to collect all Receivables transferred to the Purchaser pursuant to this Agreement and to endorse the name of ESPL on any cheques received on account of any such Receivables. VTI and ESPL shall promptly transfer and deliver to the Purchaser any cash, cheques or other property which VTI, and ESPL may receive in respect of such accounts after the Completion Date. VTI and ESPL will cooperate with the Purchaser, at its reasonable request, on and after the Completion Date in endeavoring to collect all Receivables transferred to the Purchaser by furnishing, at Purchaser's cost and expense, such information, testimony and other assistance as the Purchaser may reasonably require in connection with collection of such accounts. Payments received from customers in respect of any Receivables shall be applied to the oldest outstanding Receivable from such customer, unless such customer, acting on its own volition, specifically identifies such payment to a particular Receivable, in which case such payment shall be applied to the specified Receivable. Aremis and the Purchaser hereby jointly and severally agree not to coerce or suggest, directly or indirectly, in any way, to any customer that they identify any payment to a particular Receivable, and in the event of any such coercion or suggestion, Aremis shall procure the Purchaser, and the Purchaser agrees to make a credit to ESPL, for any Receivables put to VTI or ESPL as provided below, in an amount equal to five times the amount of that Receivable. The
     Purchaser shall use commercially reasonable efforts to collect the Receivables (but shall not be obligated hereunder to bring any action to collect any Receivables) but if it shall fail to collect the full amount of any such Receivable within 180 days after the Completion Date, the Purchaser shall, subject to the provisions contained in Section 10.10 of the Master Agreement relating to the putting back of Receivables, have the right to put such Receivable to VTI or ESPL, whereupon VTI or ESPL (as applicable) shall repurchase such Receivable from the Purchaser at the face amount thereof. Any such put right must be exercised on or before 360 days after the Completion Date unless extended in writing by VTI or ESPL. Notwithstanding the foregoing, the Purchaser shall not have the right to put to VTI or ESPL (as applicable) any Receivable which the Purchaser has compromised or settled or agreed to accept payment at less than the face amount thereof in full satisfaction thereof or otherwise given a credit in respect thereof. Upon a put of a receivable to VTI or ESPL, the Purchaser will cooperate with VTI or ESPL, at its reasonable request, in endeavoring to collect all Receivables put to VTI or ESPL by furnishing, at VTI or ESPL's cost and expense, such information, testimony and other assistance as VTI or ESPL may reasonably require in connection with collection of such accounts.

11.2 Arbitration

     In the event that there shall be a dispute arising out of or relating to this Agreement, the Transaction, any document referred to herein or centrally related to the subject matter hereof, or the subject matter of any of the same, the parties agree that such dispute shall be submitted to binding arbitration in Los Angeles County, California, the United States of America, under the auspices of, and pursuant to the rules of, the American Arbitration Association as then in effect (which rules are incorporated herein by reference), or such other procedures as the parties may agree to at the time, before an arbitrator to be selected pursuant to the rules of the American Arbitration Association. Any award issued as a result of such arbitration shall be final and binding between the parties, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought.

11.3 Notices

     All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given if and when delivered personally or three (3) business days for local addresses or ten (10) business days for overseas addresses following mailing by registered or certified mail (return receipt requested) to the parties at the following addresses or at such other address for a party as shall be specified by like notice given.

     If   to the Purchaser:

     LatinAmerica One Pte Ltd (or its new name as notified by the  Purchaser  to the other parties)
     c/o  Messrs Allen & Gledhill (Attention: Ms Melissa Teo/Mr Sellakumaran)
     36   Robinson Road
     #18-01 City House
     Singapore 068877

     with a required copy to :

     Scott E. Bartel, Esq.
     Bartel Eng Linn & Schroder
     300  Capitol Mall, Suite 1100
     Sacramento, CA 95814

     If   to VTI:

     Verso Technologies, Inc.
     400  Galleria, Suite 300
     Atlanta, GA 30339
     Attn: William P. O'Reilly, Chairman

     with a required copy to:

     William E. Sider, Esq.
     Derek S. Adolf, Esq.
     Jaffe, Raitt, Heuer & Weiss, P.C.
     One  Woodward Avenue, Suite 2400
     Detroit, MI 48226

     If to ESPL:

     Eltrax Systems Pte Ltd
     64   Tras Street
     Sulcus House
     Singapore 079003
     Attention : Mr Mohamed Rafi
                 Mr John Dagg

11.4 Interpretation

     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.5 Survival of Representations, Warranties, Etc.

     The representations, warranties, covenants, and agreements of the parties contained herein shall survive Completion and any investigation of the other party made prior thereto. Representations and warranties shall so survive for a period of three (3) years from Completion, except for those contained in Sections 4.1, 4.2, 4.3, 5.1, 5.2, 5.3 and the indemnity provisions in Section 10, which shall survive indefinitely, and for those contained in Section 5.5 which shall survive until 31st March 2001.

11.6 Entire Agreement

     This  Agreement and the existing  confidentiality  agreement  referenced in
     Section 7.3 constitute the entire agreement and supersedes all of the prior agreements, understandings, both written and oral, between the parties, with respect to the subject matter hereof, except as specifically provided otherwise or referred to herein, so that no such external or separate agreements relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof. This Agreement is not intended to confer upon any person who is not a party hereto, any rights or remedies. This Agreement shall not be assigned or transferred whether by operation of law or otherwise by any party except that all or any part of the rights of the Purchaser hereunder, may be freely assigned by the Purchaser so long as the obligations of the Purchaser under this Agreement remain obligations of, or their performance is unconditionally guaranteed by, the Purchaser (which must be a guarantee of performance, and not just collection, with no duty on the part of VTI or ESPL to pursue the assignee first, and which guarantee must be approved by VTI in advance, which approval will not be unreasonably withheld). It is acknowledged and understood by VTI and ESPL that the Purchaser may assign its rights, but not its obligations, hereunder, after execution and prior to Completion, to one or more wholly-owned (direct or indirect) Subsidiaries of the Purchaser.

11.7 Stamp Duties

     The Purchaser shall bear all stamp duties (if any) payable in connection with and incidental to this Agreement.

11.8 Goods and Services Tax

     The parties shall use all reasonable endeavours to procure that the Transaction is deemed to be a transfer of a business as a going concern for the purposes of Section 34 of the Goods and Services Tax Act (Cap. 117A) and Goods and Services Tax Act (Excluded Transactions) Order 1994.

11.9 Governing Law and Jurisdiction

     This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

11.10 Execution in Counterparts.

     This Agreement may be executed in two or more counterparts which together shall constitute a single agreement and facsimile signatures shall have equal dignity with original signatures for all purposes.

 IN WITNESS WHEREOF, the undersigned have caused this Agreement for the Purchase and Sale of Assets to be signed on December 19, 2000 by their respective officers thereunto duly authorized.

AremisSoft Corporation:


By:
     Roys Poyiadjis, CEO


The Purchaser:

Latin America One Pte Ltd


By:
     Scott E. Bartel, Director


By:
     Mohamed Rafi, Director


VTI:

Verso Technologies, Inc.:


By:
     Juliet M. Reising , Executive Vice-President



ESPL:

Eltrax Systems Pte Ltd


By:
    [Name]